UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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GLOBAL INDUSTRIES, LTD.

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Carlyss Visit October 3rd, 2011

Carlyss Visit Technip Company overview Subsea Capabilities North America business unit Global / Technip Integration

Technip Overview

Our Business and Key Figures With engineering, technologies and project management, on land and at sea, safely and successfully delivering the best solutions for our clients in the energy business A regular workforce of 25,000 in 48 countries Industrial assets on all continents, a fleet of 18 operational vessels (2 others under construction) 2010 revenue: €6.1 billion (~ $8.5 billion USD) 2010 operational margin: 10.2% Offshore Subsea Onshore Energy is at the core of Technip

Our Focus on HSE The top priority Objective of zero incidents and injuries Integrated at a contract stage Training "I want Technip to become the reference company for Health, Safety and the Environment." Thierry Pilenko, Chairman & CEO

Effectively manage talent Harmonized human resources processes through the world (HR Without Borders) Foster mobility in its 3 dimensions (geographic, functional and segmental) Train people and develop skills through Technip University Promote diversity 104 nationalities represented in the Group Our priority: develop talent pools worldwide and offer them exactly the same opportunities, regardless of countries or background Our People are our critical assets

Engineering and fabrication of fixed platforms for shallow waters (TPG 500, Unideck(r)) Engineering and fabrication of floating platforms for deep waters (Spar, semi- submersible platforms, FPSO) Leadership in floatover technology Floating Liquefied Natural Gas (FLNG) Management of construction yards Design, manufacture and supply of deepwater flexible and rigid pipelines, umbilicals, and riser systems Subsea construction and pipeline installation services Five state-of-the-art flexible pipe and umbilical manufacturing plants Four spoolbases for reeled pipeline assembly A constantly evolving fleet strategically deployed in the world's major offshore markets Our 3 Segments for One Technip Gas treatment and liquefaction (LNG), Gas-to-Liquids (GTL) Oil refining (refining, hydrogen and sulphur units) Onshore pipelines Petrochemicals (ethylene, aromatics, olefins, polymers, fertilizers) Biofuel and renewable energies Non-oil activities (principally in life sciences, metals & mining, construction) Subsea Offshore Onshore The best solutions across the value chain

Our Worldwide Footprint Aberdeen Paris St. John's Luanda Rio de Janeiro Houston Mumbai Kuala Lumpur Perth Lagos Vitoria Los Angeles Caracas Dande Lobito Port Harcourt Barcelona Lyon Rome Athens The Hague Dusseldorf St. Petersburg Evanton London Newcastle Abu Dhabi Doha Chennai Bangkok Singapore Jakarta Balikpapan Shanghai Pori Le Trait Bogota New Delhi Regional Headquarters/ Operating centers Spoolbases Manufacturing plants (flexible pipelines) Manufacturing plants (umbilicals) Construction yard Tanjung Langsat Calgary Monterrey Oslo Orkanger Stavanger Services base Angra Porto Cairo Baghdad Al Khobar Warsaw Accra

A Growing and balanced backlog Subsea Offshore Onshore 2008 2009 2007 37% 6% 57% 49% 6% 45% 38% 6% 54% 9,390 7,208 8,018 34% 12% 9,228 2010 56% 2Q 2011 9,413 46% 16% 39% Backlog across segments € million (not audited) Europe / Russia Central Asia Africa Asia Pacific Americas Middle East €9,413 million Backlog by geography (June 30, 2011) 24% 17% 17% 13% 29%

Subsea Capabilities

Technip Subsea Segment Flexible Pipes Umbilicals Rigid Pipelines Inspection, Repair & Maintenance Pipelaying Deep Water Installation & Construction Products Architecture and Engineering Services

Our Fleet Venturer Seamec 3 Wellservicer Alliance Skandi Achiever Skandi Arctic Diving support vessels (DSV) 10 units Rigid and flexible pipelay vessels 6 units Sunrise 2000 Deep Blue Apache II Skandi Vitoria Subsea construction vessels (flexlay capability) 3 units Deep Constructor Deep Pioneer Deep Energy Newbuild vessel for Asian Market Vessels under construction Skandi Niteroi

Technip Flexible Pipe Manufacturing Plants Flexi France (Le Trait, France) Workforce: 1,000 Flexible pipe capacity: 480 km Asiaflex Products (Tanjung Langsat, Malaysia) Workforce: nearly 200 Flexible pipe capacity: 150 km Flexibras (Vitoria, Brazil) Workforce: 1,200 Flexible pipe capacity: 380 km

Technip Umbilicals Manufacturing Plants Duco Inc (Houston, US) Workforce: 90 Steel umbilical capacity: 300 km Duco Ltd (Newcastle, UK) Workforce: 350 Steel/plastic umbilical capacity: 300 km Angoflex (Lobito, Angola) Steel umbilical capacity: 100 km Asiaflex Products (Tanjung Langsat, Malaysia) Workforce: nearly 200

Technip Spoolbases Mobile, Alabama, USA Orkanger, Norway Evanton, UK Dande, Angola

Technip in North America

North America Region 2,500 people dedicated to Subsea, Offshore and Onshore segments Headquarter: Houston, Texas Reporting centers in Calgary, Claremont, Mobile, Channelview, Monterrey, Port of Spain and Pori Finland fabrication yard A diversified and well-balanced portfolio of businesses Offices Spoolbase Manufacturing plant (umbilical) Calgary (Canada) Claremont Monterrey (Mexico) Houston Mobile Channelview Port-of-Spain (Trinidad) Regional Headquarters Cumana, Venezuela

North America Region – Key Clients and Projects

	Subsea	Offshore	Onshore	Recent Project Examples
ExxonMobil	√	√	√	Onshore environmental projects, Marine Well Containment Systems
	√	√		Perdido, Princess
bp	√	√	√	Thunderhorse
Chevron	√	√	√	Tahiti
BR PETROBRAS	√	√	√	Cascade/Chinook
bhpbilliton	√	√		Shenzi
ATP Oil & Gas Corporation	√			Mirage
Mariner Energy	√			Bass Lite
VALERO			√	St Charles, Port Arthur
AIR PRODUCTS			√	Baton Rouge, Garyville
Anadarko Petroleum Corporation	√	√		Jack St Malo, Lucius

Technip

Global / Technip Integration

Legal Do's and Don'ts Antitrust Requirements - until the deal has closed, Technip and Global must continue to: (1) compete; and (2) make independent business decisions. Significant risk of delay in antitrust clearance and substantial fines for failure to observe. Integration planning is permissible; but implementation is not permitted Continuum of antitrust risk in integration planning Least risky -- back office, IT, other support functions Most risky -- forward, customer facing functions -- sales, marketing, strategic planning 20

Legal Do's and Don'ts DON'Ts: Technip cannot direct the business activities of Global We can not require the review/consent to Global's ordinary course contracts We can not engage in joint bidding, joint negotiations, or joint sales calls with customers, outside of the ordinary course of business and/or without involvement of Legal Parties cannot stop competing, attempt to "manage" competition or "steer" customers pending closing Cannot transfer business assets between the companies Cannot discuss or exchange competitively sensitive information Cannot hold joint meetings to discuss: Pricing Marketing Customers or competition Other core activities where we are in competition

Legal Do's and Don'ts DO's: Can conduct joint meetings if we are in a pre-existing commercial alliance Can inform particular employees that they will be retained after closing Can issue "future organization charts" that are subject to closing Can negotiate packages for future employees subject to closing Can hold meetings where we describe our current business activities and how we see future integration subject to closing. This applies also to working methodology and technical issues so long as they are subject to closing 22

Integration Team 10 + 10

Disciplines	Global	Technip
Team Leader	-	Deanna Goodwin
Leadership support	John Sprot	-
Fleet and Operations:	-	Carl Holmen
Fleet	Grant Johnson	Ian McCall
Operations	Matt Osborne	David McGuire
Business Development	EmilianoPescador	Scott Munro
HSE and Quality	Tim Chetwynd	Audrey Brown
Finance	Kim Craig	Franck Topalian
Legal	Jim Wynn	John Freeman
MIS	Sven Feldhaus	Sandra Barnett
Human Resources	Jamie Hinch	Steve Allen
Process support	Luis Rey	-

Technip

Integration Objectives (post-closing) Retain the talent and capabilities of Global Industries. Build quality back-log of projects. Reinforce leadership in Subsea (increase Technip's current addressable market in subsea by 30%). Achieve a break-even result in 2012. Achieve the cost-savings target ($30 million in 2013). Achieve the long-term target ROCE of 15%.

Phases of the Integration Process Phases of the Integration Process AFTER CLOSE

Near-term plans: October 2011 Near-term plans: October 2011 Weekly Update Weekly Update Weekly Update Weekly Update Town Hall at GI Houston TP / FD visits in Houston Visits to Tmos and TUK Aberdeen Technip visits to Carlyss TBD: visits to Brazil, Mexico, Singapore Town Hall Carlyss Organizational Design Workshop Integration Team Kick-off meeting October Objective: Gain a common understanding

Integration Summary Retain the capabilities = focus on the people. We must follow the legal do's and don'ts. Our first step is to gain a better understanding of how we each currently operate. Next we will create a "common sense" plan. Based on the facts, involving as many people as practical Focused on the objectives, and Considering the long-term. As soon as possible!! Don't lose or break anything. (All subject to closing)

SEC Filing legend In connection with the proposed transaction, Global Industries will file a proxy statement and other relevant documents with the SEC. Before making any voting decisions, investors and security holders of Global Industries are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Global Industries are available free of charge by writing Global Industries at the following address: Global Industries, 8000 Global Industries, 8000 Global Drive, Carlyss Louisiana 70665, Attention: Investor Relations. Documents filed with the SEC by Technip are available free of charge from Technip's website at http://investors-en.technip.com. 28

QUESTIONS